EXHIBIT 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2004 Q1	2003 Q4	2003 Q3	2003 Q2	2003 Q1

Earnings (Reported Basis)
Net Interest Income	$732.0	$664.1	$703.9	$682.3	$734.8
Non-Interest Income	1,443.1	1,437.5	1,363.2	1,310.6	1,304.6

Total Revenue(1)	2,175.1	2,101.6	2,067.1	1,992.9	2,039.4
Provision for Loan Losses	243.7	390.4	364.1	387.1	375.9
Marketing Expenses	255.1	290.1	316.0	270.6	241.7
Operating Expenses	969.7	999.3	925.8	881.0	932.2

Income Before Taxes and Accounting Change	706.6	421.7	461.2	454.2	489.6
Tax Rate	36.2%	37.0%	37.0%	37.0%	37.0%
Cumulative Effect of Accounting Change, net of tax(2)	—	—	15.0	—	—
Net Income	$450.8	$265.7	$275.5	$286.2	$308.5

Common Share Statistics
Basic EPS	$1.94	$1.16	$1.23	$1.28	$1.38
Diluted EPS	$1.84	$1.11	$1.17	$1.23	$1.35
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$28.54	$25.75	$24.53	$23.37	$21.78
Stock Price Per Share (period end)	$75.43	$61.29	$57.04	$49.18	$30.01
Total Market Capitalization (period end)	$18,084.9	$14,405.7	$13,073.6	$11,170.0	$6,791.8
Shares Outstanding (period end)	239.8	235.0	229.2	227.1	226.3
Shares Used to Compute Basic EPS	232.0	228.1	224.6	223.7	223.0
Shares Used to Compute Diluted EPS	245.4	239.2	236.3	232.6	228.4

Reported Balance Sheet Statistics (period avg.)
Average Loans	$32,878	$31,297	$28,949	$27,101	$27,316
Average Earning Assets	$44,112	$40,792	$38,133	$36,298	$34,144
Average Assets	$47,699	$45,002	$41,704	$39,678	$38,318
Average Equity	$6,443	$5,887	$5,424	$5,148	$4,823
Return on Average Assets (ROA)	3.78%	2.36%	2.64%	2.89%	3.22%
Return on Average Equity (ROE)	27.99%	18.05%	20.32%	22.24%	25.59%

Reported Balance Sheet Statistics (period end)
Loans	$33,172	$32,850	$30,618	$26,849	$27,634
Total Assets	$49,146	$46,284	$43,446	$40,367	$37,911
Capital (3)	$7,675	$6,882	$6,450	$6,130	$5,749
Loan growth	$321	$2,232	$3,769	$(785)	$290
% Loan Growth Q Over Q (annualized)	4%	29%	56%	(11)%	4%
% Loan Growth Y Over Y	20%	20%	11%	10%	15%
Capital to Assets Ratio	15.62%	14.87%	14.85%	15.19%	15.16%
Capital plus Allowance to Assets Ratio	18.66%	18.31%	18.46%	19.12%	19.48%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	41%	(23)%	13%	(29)%	2%
Non Interest Income Growth (annualized)	2%	22%	16%	2%	(5)%
Revenue Growth (annualized)	14%	7%	15%	(9)%	(2)%
Net Interest Margin	6.64%	6.51%	7.38%	7.52%	8.61%
Revenue Margin	19.72%	20.61%	21.68%	21.96%	23.89%
Risk Adjusted Margin (4)	16.62%	17.02%	17.66%	17.16%	18.49%
Loan Revenue Margin(5)	26.44%	26.78%	28.51%	29.46%	29.73%
Loan Risk Adjusted Margin(6)	22.27%	22.10%	23.22%	23.03%	22.97%
Operating Expense as a % of Revenues	44.58%	47.55%	44.79%	44.21%	45.71%
Operating Expense as a % of Avg Loans (annualized)	11.80%	12.77%	12.79%	13.00%	13.65%

Asset Quality Statistics (Reported)
Allowance	$1,495	$1,595	$1,570	$1,590	$1,635
30+ Day Delinquencies	$1,266	$1,573	$1,540	$1,507	$1,490
Net Charge-Offs	$342	$366	$383	$436	$462
Allowance as a % of Reported Loans	4.51%	4.86%	5.13%	5.92%	5.92%
Delinquency Rate (30+ days)	3.82%	4.79%	5.03%	5.61%	5.39%
Net Charge-Off Rate	4.17%	4.68%	5.30%	6.43%	6.76%

(1) In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2004 - $258.9 million, Q4 2003 - $454.8 million, Q3 2003 - $481.0 million, Q2 2003 - $497.3 million, and Q1 2003 - $519.7 million.

(2) Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.

(3) Includes preferred interests and mandatory convertible securities.

(4) Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(5) Loan revenue margin is total loan revenue, loan interest income less interest expense plus non-interest income, as a percent of average loans outstanding for the period. Loan interest expense is calculated using the cost of funds rate applied to the average consumer loan balance.

(6) Loan risk adjusted margin is total loan revenue, loan net interest income and non-interest income, less net charge-offs as a percentage of average loans outstanding for the period.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions, except per share data and as noted)	2004 Q1	2003 Q4	2003 Q3	2003 Q2	2003 Q1

Earnings (Managed Basis)
Net Interest Income	$1,677.1	$1,571.7	$1,500.8	$1,457.5	$1,508.0
Non-Interest Income	1,014.5	1,077.5	1,049.2	1,046.0	1,027.9

Total Revenue(2)	2,691.6	2,649.2	2,550.0	2,503.5	2,535.9
Provision for Loan Losses	760.1	938.0	847.0	897.7	872.3
Marketing Expenses	255.1	290.1	316.0	270.6	241.7
Operating Expenses	969.7	999.3	925.8	881.0	932.2

Income Before Taxes and Accounting Change	706.6	421.7	461.2	454.2	489.6
Tax Rate	36.2%	37.0%	37.0%	37.0%	37.0%
Cumulative Effect of Accounting Change, net of tax(3)	—	—	15.0	—	—
Net Income	$450.8	$265.7	$275.5	$286.2	$308.5

Managed Balance Sheet Statistics (period avg.)
Average Loans	$71,148	$68,679	$63,691	$59,916	$59,250
Average Earning Assets	$80,495	$76,277	$71,022	$67,451	$64,602
Average Assets	$85,324	$81,733	$75,831	$71,913	$69,670
Return on Average Assets (ROA)	2.11%	1.30%	1.45%	1.59%	1.77%

Managed Balance Sheet Statistics (period end)
Loans	$71,817	$71,245	$67,260	$60,736	$59,214
Total Assets	$87,197	$83,999	$79,465	$73,636	$68,927
Loan Growth	$572	$3,985	$6,524	$1,522	$(533)
% Loan Growth Q over Q (annualized)	3%	24%	43%	10%	(4)%
% Loan Growth Y over Y	21%	19%	18%	14%	22%
Capital to Assets Ratio	8.80%	8.19%	8.12%	8.33%	8.34%
Capital plus Allowance to Assets Ratio	10.52%	10.09%	10.09%	10.48%	10.71%
Number of Accounts (000’s)	46,712	47,038	46,406	45,785	46,423
% Off-Balance Sheet Securitizations	53%	53%	54%	55%	53%
% at Introductory Rate	8%	10%	11%	10%	9%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	27%	19%	12%	(13)%	18%
Non Interest Income Growth (annualized)	(23)%	11%	1%	7%	(22)%
Revenue Growth (annualized)	6%	16%	7%	(5)%	1%
Net Interest Margin	8.33%	8.24%	8.45%	8.64%	9.34%
Revenue Margin	13.38%	13.89%	14.36%	14.85%	15.70%
Risk Adjusted Margin (4)	9.11%	9.10%	9.48%	9.23%	9.77%
Loan Revenue Margin (5)	15.26%	15.54%	16.15%	16.87%	17.20%
Loan Risk Adjusted Margin (6)	10.43%	10.22%	10.71%	10.56%	10.73%
Operating Expense as a % of Revenues	36.03%	37.72%	36.31%	35.19%	36.76%
Operating Expense as a % of Avg Loans (annualized)	5.45%	5.82%	5.81%	5.88%	6.29%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$2,731	$3,178	$3,126	$3,004	$2,942
Net Charge-Offs	$859	$914	$866	$946	$958
Delinquency Rate (30+ days)	3.80%	4.46%	4.65%	4.95%	4.97%
Net Charge-Off Rate	4.83%	5.32%	5.44%	6.32%	6.47%

(1) The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

(2) In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2004 - $258.9 million, Q4 2003 - $454.8 million, Q3 2003 - $481.0 million, Q2 2003 - $497.3 million, and Q1 2003 - $519.7 million.

(3) Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.

(4) Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(5) Loan revenue margin is total loan revenue, loan interest income less interest expense plus non-interest income, as a percent of average loans outstanding for the period. Loan interest expense is calculated using the cost of funds rate applied to the average consumer loan balance.

(6) Loan risk adjusted margin is total loan revenue, loan net interest income and non-interest income, less net charge-offs as a percentage of average loans outstanding for the period.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY—MANAGED BASIS(1)

(in millions, except per share data and as noted)	2004 Q1	2003 Q4	2003 Q3	2003 Q2	2003 Q1

Segment Statistics
US Card:
Loans receivable	$45,298	$46,279	$44,300	$39,318	$38,737
Net income (loss)	$386.8	$322.7	$276.2	$274.2	$308.1
Net charge-off rate	5.41%	6.16%	6.16%	7.63%	7.72%
Delinquency rate (30+ days)	3.99%	4.60%	4.88%	5.42%	5.55%
Auto Finance:
Loans receivable	$8,834	$8,467	$8,008	$7,380	$7,742
Net income (loss)	$30.7	$34.4	$27.3	$44.0	$(6.5)
Net charge-off rate	4.13%	4.30%	5.10%	4.22%	4.91%
Delinquency rate (30+ days)	5.44%	7.55%	7.07%	6.97%	5.37%
Global Financial Services:
Loans receivable	$17,643	$16,508	$14,960	$14,046	$12,726
Net income (loss)	$50.9	$3.3	$21.0	$25.5	$14.9
Net charge-off rate	3.60%	3.69%	3.78%	3.95%	3.95%
Delinquency rate (30+ days)	2.63%	2.70%	2.87%	2.81%	2.98%

(1) The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended March 31, 2004

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, interest income, interchange, fees and recoveries generated from the securitized loan portfolio net of charge-offs in excess of the interest paid to investors of asset-backed securitizations are recognized as non-interest income on the “reported” income statement.

The Company’s “managed” consolidated financial statements add back the effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the non-interest income generated from the securitized portfolio and distributes the revenue to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)

Income Statement Measures
Net interest income	$732,022	$945,056	$1,677,078
Non-interest income	$1,443,134	$(428,598)	$1,014,536
Total revenue	$2,175,156	$516,458	$2,691,614
Provision for loan losses	$243,668	$516,458	$760,126
Net charge-offs	$342,391	$516,458	$858,849

Balance Sheet Measures
Consumer loans	$33,171,516	$38,645,386	$71,816,902
Total assets	$49,146,425	$38,050,487	$87,196,912
Average consumer loans	$32,877,525	$38,270,762	$71,148,287
Average earning assets	$44,111,541	$36,383,693	$80,495,234
Average total assets	$47,699,012	$37,625,031	$85,324,043
Delinquencies	$1,266,425	$1,464,913	$2,731,338

(1) Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.

(2) The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	March 31 2004	December 31 2003	March 31 2003
Assets:
Cash and due from banks	$323,346	$382,212	$328,791
Federal funds sold and resale agreements	1,257,666	1,010,319	864,036
Interest-bearing deposits at other banks	188,237	587,751	247,560

Cash and cash equivalents	1,769,249	1,980,282	1,440,387
Securities available for sale	9,149,440	5,866,628	4,817,322
Consumer loans	33,171,516	32,850,269	27,634,440
Less: Allowance for loan losses	(1,495,000)	(1,595,000)	(1,635,000)

Net loans	31,676,516	31,255,269	25,999,440
Accounts receivable from securitizations	4,008,809	4,748,962	3,378,593
Premises and equipment, net	898,802	902,600	769,112
Interest receivable	236,852	214,295	208,998
Other	1,406,757	1,315,670	1,297,115

Total assets	$49,146,425	$46,283,706	$37,910,967

Liabilities:
Interest-bearing deposits	$23,610,851	$22,416,332	$18,489,388
Senior and subordinated notes	7,224,798	7,016,020	5,116,591
Other borrowings	8,254,383	7,796,613	6,576,876
Interest payable	245,172	256,015	194,629
Other	2,968,993	2,746,915	2,604,818

Total liabilities	42,304,197	40,231,895	32,982,302

Stockholders’ Equity:
Common stock	2,411	2,364	2,275
Paid-in capital, net	2,218,861	1,937,302	1,730,883
Retained earnings and cumulative other comprehensive income	4,670,384	4,161,666	3,244,673
Less: Treasury stock, at cost	(49,428)	(49,521)	(49,166)

Total stockholders’ equity	6,842,228	6,051,811	4,928,665

Total liabilities and stockholders’ equity	$49,146,425	$46,283,706	$37,910,967

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended
	March 31 2004	December 31 2003	March 31 2003
Interest Income:
Consumer loans, including past-due fees	$1,035,017	$969,571	$1,013,282
Securities available for sale	63,716	52,328	42,931
Other	65,998	65,884	50,353

Total interest income	1,164,731	1,087,783	1,106,566

Interest Expense:
Deposits	239,512	237,624	209,308
Senior and subordinated notes	130,515	123,409	104,097
Other borrowings	62,682	62,649	58,357

Total interest expense	432,709	423,682	371,762

Net interest income	732,022	664,101	734,804
Provision for loan losses	243,668	390,405	375,851

Net interest income after provision for loan losses	488,354	273,696	358,953

Non-Interest Income:
Servicing and securitizations	917,669	918,762	729,689
Service charges and other customer-related fees	354,493	380,925	441,226
Interchange	105,595	106,414	85,351
Other	65,377	31,390	48,337

Total non-interest income	1,443,134	1,437,491	1,304,603

Non-Interest Expense:
Salaries and associate benefits	424,392	408,884	398,467
Marketing	255,147	290,145	241,696
Communications and data processing	117,106	116,217	112,052
Supplies and equipment	88,321	83,804	83,812
Occupancy	38,719	51,645	43,574
Other	301,211	338,777	294,331

Total non-interest expense	1,224,896	1,289,472	1,173,932

Income before income taxes	706,592	421,715	489,624
Income taxes	255,786	156,034	181,161

Net income	$450,806	$265,681	$308,463

Basic earnings per share	$1.94	$1.16	$1.38

Diluted earnings per share	$1.84	$1.11	$1.35

Dividends paid per share	$0.03	$0.03	$0.03

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 3/31/04			Quarter Ended 12/31/03			Quarter Ended 3/31/03
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earnings assets:
Consumer loans	$32,877,525	$1,035,017	12.59%	$31,297,123	$969,571	12.39%	$27,316,194	$1,013,282	14.84%
Securities available for sale	7,098,951	63,716	3.59	5,816,001	52,328	3.60	4,417,538	42,931	3.89
Other	4,135,065	65,998	6.38	3,679,088	65,884	7.16	2,410,750	50,353	8.35

Total earnings assets	$44,111,541	$1,164,731	10.56%	$40,792,212	$1,087,783	10.67%	$34,144,482	$1,106,566	12.96%

Interest-bearing liabilities:
Deposits	$22,992,712	$239,512	4.17%	$21,604,968	$237,624	4.40%	$17,940,058	$209,308	4.67%
Senior and subordinated notes	7,270,889	130,515	7.18	6,734,569	123,409	7.33	5,309,690	104,097	7.84
Other borrowings	7,834,046	62,682	3.20	7,661,016	62,649	3.27	7,009,915	58,357	3.33

Total interest-bearing liabilities	$38,097,647	$432,709	4.54%	$36,000,553	$423,682	4.71%	$30,259,663	$371,762	4.91%

Net interest spread			6.02%			5.96%			8.05%

Interest income to average earning assets			10.56%			10.67%			12.96%
Interest expense to average earning assets			3.92			4.16			4.35

Net interest margin			6.64%			6.51%			8.61%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 3/31/04			Quarter Ended 12/31/03			Quarter Ended 3/31/03
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$71,148,287	$2,405,738	13.53%	$68,678,877	$2,295,802	13.37%	$59,249,698	$2,148,419	14.50%
Securities available for sale	7,098,951	63,716	3.59	5,816,001	52,328	3.60	4,417,538	42,931	3.89
Other	2,247,996	13,056	2.32	1,782,263	11,326	2.54	934,382	5,323	2.28

Total earning assets	$80,495,234	$2,482,510	12.34%	$76,277,141	$2,359,456	12.37%	$64,601,618	$2,196,673	13.60%

Interest-bearing liabilities:
Deposits	$22,992,712	$239,512	4.17%	$21,604,968	$237,624	4.40%	$17,940,058	$209,308	4.67%
Senior and subordinated notes	7,270,889	130,515	7.18	6,734,569	123,409	7.33	5,309,690	104,097	7.84
Other borrowings	7,834,046	62,682	3.20	7,661,016	62,649	3.27	7,009,915	58,357	3.33
Securitization liability	37,669,211	372,723	3.96	36,766,829	364,092	3.96	31,361,051	316,960	4.04

Total interest-bearing liabilities	$75,766,858	$805,432	4.25%	$72,767,382	$787,774	4.33%	$61,620,714	$688,722	4.47%

Net interest spread			8.09%			8.04%			9.13%

Interest income to average earning assets			12.34%			12.37%			13.60%
Interest expense to average earning assets			4.01			4.13			4.26

Net interest margin			8.33%			8.24%			9.34%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

NEWS RELEASE

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: April 21, 2004

Contacts:	Paul Paquin	Tatiana Stead
	V.P., Investor Relations	Director, Corporate Media
	(703) 720-2456	(703) 720-2352

Capital One Reports First Quarter Earnings

36 % EPS Increase Over Year Ago Period

2004 Earnings Guidance Unchanged

McLean, VA.(April 21,2004)—Capital One Financial Corporation (NYSE: COF) today announced that its fully diluted earnings per share for the first quarter of 2004 increased by 36 percent over the first quarter of 2003. The company has left unchanged its 2004 earnings guidance of $5.30 to $5.60 per share (fully diluted).

Earnings for the first quarter of 2004 were $450.8 million, or $1.84 per share (fully diluted), compared with earnings of $308.5 million, or $1.35 per share, for the first quarter of 2003 and $265.7 million, or $1.11 per share, in the previous quarter.

“We are pleased to report record earnings in the first quarter, which reflects strong credit performance and increased profitability of our diversified businesses,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We expect that the pattern of earnings reported this year will be similar to that of last year, starting with the highest earnings in the first quarter and moderating earnings as the year progresses.”

During the first quarter of 2004, Capital One grew its managed loan portfolio by $572.1 million to $71.8 billion. The managed charge-off rate declined to 4.83 percent in the first quarter of 2004, from 5.32 percent in the previous quarter and 6.47 percent in the first quarter of 2003. The managed delinquency rate (30+ days) declined to 3.80 percent as of March 31, 2004 from 4.46 percent as of the end of the previous quarter and 4.97 percent as of March 31, 2003.

The company continues to diversify its portfolio and earnings beyond U.S. credit cards and shift its product mix upmarket. As a result, Capital One’s managed revenue margin declined to 13.38 percent in the first quarter of 2004 from 13.89 percent in the previous quarter and 15.70 percent in the first quarter of 2003. As the company continues its asset diversification and its shift upmarket, management expects revenue margins to continue to trend somewhat lower in 2004.

-more-

Capital One Reports First Quarter Earnings

At the same time, declining credit losses and other expenses are expected to leave the company’s return on managed assets relatively stable for the full year of 2004 as compared with 2003. The company expects its charge-off rate for the remaining three quarters of 2004 to be between four and five percent.

“The decline in the managed delinquency rate (30+ days) to 3.80 percent at the end of the first quarter from 4.46 percent the end of the previous quarter is a key driver of our reduced provisioning expense,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “This decline, along with our expectation of little to no growth in the subprime portion of the company’s credit card portfolio, leads us to expect that our allowance for loan losses will continue to move somewhat lower in the near term.”

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website (www.capitalone.com), and on its Form 10-K for the fiscal year ended December 31, 2003, for 2004 earnings, charge-off rates, revenue margins, allowance for loan losses, loan growth, and the composition of loan growth are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults, and charge-offs.

A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2003.

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Capital One Reports First Quarter Earnings

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products and Capital One Auto Finance, Inc., offers automobile and other motor vehicle financing products. Capital One’s subsidiaries collectively had 46.7 million managed accounts and $71.8 billion in managed loans outstanding as of March 31, 2004. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: First quarter 2004 financial results, SEC Filings, and first quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” under “Company Information” on the left side of the page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00pm (EDT) earnings conference call is accessible through the same link.